Securities and Exchange Commission
                     Washington, D.C.  20549

                            Form 8-K

                         Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported):  September 19, 1997

                      Arguss Holdings, Inc.

     (Exact name of registrant as specified in its charter)

     Delaware                      0-19589             02-0413153

(State or other jurisdiction  (Commission File No.)    (IRS Employer
 of incorporation)                             Identification No.)

               One Church Street                      20850
               Rockville, Maryland           (Zip Code)
          (Address of principal executive offices)

     Registrant's telephone number, including area code:  (301) 315-0027

Item 2.  Acquisition or Disposition of Assets.

On September 19, 1997, Arguss Holdings, Inc. ("Arguss") acquired through its wholly-owned subsidiary, White Mountain Cable
Construction Corp., the assets of TCS Communications, Inc.
("TCS") headquartered in Palm Harbor, Florida.

TCS provides underground and aerial construction services and splicing for fiber optic and coaxial cable to major telecommunications customers on a national level. The purchase price for TCS' assets was approximately $10,200,000 and was satisfied by the issuance of approximately 1,181,000 shares of Arguss common stock. Of this amount, 662,000 shares were issued at closing representing approximately $5,000,000 of the purchase price. The total number of shares of Arguss common stock to be issued will change as Arguss has agreed to issue sufficient shares of common stock to provide $5,200,000 in value for the remainder of the purchase price. As at the acquisition date, the number of such shares estimated to be issued is 519,000. The final determination of the number of shares of common stock required to realize $5,200,000 will be known when TCS sells these shares in market transactions within ninety days.

The TCS purchase agreement contains provision for additional payments satisfied by the issuance of Arguss common stock if certain minimum EBITDA thresholds are met for the year ended August 31, 1998. One half of the additional payment will be satisfied by the issuance of shares of common stock valued at $6.40 per share. The second half of the payment will be satisfied by the issuance of shares of common stock valued at prevailing market prices during the 90 day period following August 31, 1998. Additional payments earned under the terms of the agreement will be recorded as an increase of the total acquisition.

The TCS acquisition has been accounted for as a purchase. The excess of the total acquisition cost over the fair value of the net assets acquired is being amortized by the straight-line method over twenty years.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          Audited balance sheet of TCS Communications, Inc. (a Texas S-Corporation) as of December 31, 1996 and 1995 and related statements of income, retained earnings and cash flows for the years then ended.

     (b)  Pro Forma Financial Information

          Unaudited pro forma balance sheet of Arguss (formerly Conceptronic, Inc.) as of June 30, 1997 and unaudited pro forma Statements of operations for the fiscal year ended December 31, 1996 and for the six months ended June 30, 1997.

     (c)  Exhibits

     10.01 Purchase and sale agreement dated September 19, 1997 by and between TCS Communications, Inc., Arguss
          Holdings, Inc. and White Mountain Cable Construction
          Corp.

     23.01     Consent of Perzel and Lara, P.A., CPAs


Signatures:


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Arguss Holdings, Inc.
                                        Registrant


October 3, 1997                         /s/ Rainer H. Bosselmann
                                        Rainer H. Bosselmann
                                        Chairman of the Board
                                        and Chief Executive Officer


                                   Financial Statements of
                                   Business Acquired



TCS Communications, Inc.

Financial Reports
December 31, 1996 and 1995
                    TCS COMMUNICATIONS, INC.
                    (a Texas S-Corporation)


                        FINANCIAL REPORT

                   DECEMBER 31, 1996 AND 1995
                  INDEPENDENT AUDITOR'S REPORTS

To the Board of Directors and Stockholders of TCS COMMUNICATIONS, INC.

We have audited the accompanying balance sheet of TCS Communications, Inc. (a Texas S-Corporation) as of December 31, 1996 and 1995, and the related statements of income, stockholder's equity and statement of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TCS Communications, Inc. as of December 31, 1996 and 1995 and the results of its operations and its statement of cash flows for the years then ended in conformity with generally accepted accounting principles.

PERZEL AND LARA, P.A., CPA'S

March 17, 1997
                    TCS COMMUNICATIONS, INC.
                     (A Texas S-Corporation)

                         BALANCE SHEETS
                   December 31, 1996 and 1995

ASSETS                                               1996         1995
                                                   -------     --------
CURRENT ASSETS
 Cash and cash equivalent                        $    1,635  $    3,463
 Trade receivables, including retainage
   1996-$240,189   1995-$19,374                   2,959,342   2,645,671
 Notes Receivable, Short-Term                       894,441         -0-
 Prepaid expenses and other current assets          473,330     264,862
                                                  ---------   ---------
     Total current assets                         4,328,748   2,913,996
                                                  ---------   ---------

EQUIPMENT AND VEHICLES, net of accumulated
 depreciation                                     1,752,288   1,534,591
                                                  ---------   ---------

OTHER ASSETS
 Notes receivable, officers                          10,583         -0-
 Deposits and deferred interest                     127,200      95,864
 Loan fees, net of accumulated amortization           5,112       9,329
                                                  ---------   ---------
      Total other assets                            142,895     105,193
                                                  ---------   ---------

TOTAL ASSETS                                     $6,223,931  $4,553,780
                                                  =========   =========

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable, lines-of-credit                  $  600,000  $      -0-
 Current maturities of long-term debt               577,761     477,565
 Accounts payable and accrued expenses              440,320   1,360,023
                                                  ---------   ---------

      Total current liabilities                   1,618,081   1,837,588
                                                  ---------   ---------
LONG-TERM DEBT, less current maturities             722,294     751,237
                                                  ---------   ---------
                                                  2,340,375   2,588,825
                                                  ---------   ---------

STOCKHOLDERS' EQUITY
 Common stock, no par value, authorized
  100,000 shares
 Outstanding 22,000 shares                          125,196     100,354
 Retained earnings                                4,184,302   2,188,068
                                                 ----------   ---------
                                                  4,309,498   2,288,422

 Less cost of treasury stock,
 18,380 Shares                                    (425,942)   (323,467)
                                                  ---------   ---------
                                                  3,883,556   1,964,955
                                                  ---------   ---------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $6,223,931  $4,553,780
                                                  =========   =========


             The accompanying notes are an integral
               part of these financial statements

                    TCS COMMUNICATIONS, INC.
                     (a Texas S-Corporation)

                      STATEMENTS OF INCOME
             Years Ended December 31, 1996 and 1995


                                                  1996         1995
                                                -------      --------

Construction labor and material income      $20,113,971   $13,730,967
Costs of construction income                (16,181,400)  (11,552,301)
                                            ------------   -----------

   Gross Profit                               3,932,571     2,178,666
                                           ------------    -----------

General and administrative expenses:
 Other salaries                                 344,135       267,559
 Bonus                                          367,106       166,585
 Officers salaries                              298,357       245,291
 Communications                                  33,512        35,535
 Insurance                                       38,152        47,794
 Payroll taxes                                   33,299        40,935
 Depreciation                                    44,359        39,343
 Travel, meals, entertainment                    62,946        38,824
 Professional fees                               55,083         4,601
 Office                                          39,044        54,776
 Rent                                            48,018        48,390
 Dues, licenses, misc. taxes                     13,796         9,148
 Other                                           53,190        33,733
                                            -----------    -----------
                                              1,430,997     1,032,514
                                            -----------    -----------
   Operating Income (Loss)                    2,501,574     1,146,152

 Financial income (expense):                     42,433           425
 Interest income                              (107,028)      (101,173)
 Interest expense and bank charges               10,398         4,830
 Gain on sale of assets                     -----------    ----------


   Net Income (Loss)                         $2,447,377    $1,050,234
                                            ===========    ==========


                    TCS COMMUNICATIONS, INC.
                     (a Texas S-Corporation)

                      Supplemental Schedule
                   Cost of Construction Income
             Years Ended December 31, 1996 and 1995


                                                       1996            1995
                                                    ----------    -----------

Costs of Construction Income, Detail:

   Direct labor                                   $ 10,374,789    $ 6,649,378
   Trailer, tools, & materials                         562,562        206,201
   Manager, supervisor, clerical, warehouse labor    1,376,960      1,209,152
   Payroll taxes                                       427,904        437,034
   Insurance                                         1,199,245        977,919
   Relocation & training                               109,330         55,004
   Travel, meals, entertainment                         94,598        120,517
   Rent-office, warehouse, apt., equipment             285,742        316,013
   Interest & bank charges                              53,851         81,350
   Repair maintenance & property damage                184,836        151,689
   Vehicle & fleet expense                             577,236        542,495
   Office Expense                                      135,928        109,705
   Advertising                                          34,231         24,063
   Utilities, phone, pager                             140,193        109,547
   Postage, shipping, Fed-Ex                            27,196         27,948
   Dues, licenses, taxes                                63,962         56,838
   Depreciation                                        513,677        475,913
   Other                                                19,160          1,535
                                                    ----------     ----------
                                                  $ 16,181,400    $11,552,301
                                                    ==========     ==========

                  The accompanying notes are an integral
                    part of these financial statements


                    TCS COMMUNICATIONS, INC.
                     (a Texas S-Corporation)

                STATEMENT OF STOCKHOLDERS' EQUITY
    Years Ended December 31, 1996, 1995, 1994, 1993 and 1992

                                                            LESS:        TOTAL
                                 COMMON     RETAINED      TREASURY    STOCKHOLDERS'
                                  STOCK     EARNINGS        STOCK        EQUITY

Balance, January 1, 1992         $  1,000   $1,142,909   $(308,815)   $835,094

 Issuance of 6,312.5 shares
 to officers as compensation       83,262          -0-         -0-      83,262
 Net income (loss)                    -0-     (242,869)        -0-    (242,869)
                                  -------    ---------    --------   ---------
Balance, December 31, 1992         84,262      900,040    (308,815)    675,487

 Issuance of 1,200 shares to
 an officer as compensation        16,092          -0-         -0-      16,092
 Purchase of 2,220 shares
 for the treasury                     -0-          -0-     (14,652)    (14,652)
 Net Income                           -0-        9,531         -0-       9,531
                                  -------    ---------    --------   ---------
Balance, December 31, 1993        100,354      909,571    (323,467)    686,458

 Net Income                           -0-      587,049         -0-     587,049
                                  -------    ---------    --------   ---------
Balance, December 31, 1994        100,354    1,496,620    (323,467)  1,273,507

 Net Income                           -0-    1,050,234         -0-   1,050,234
 Less Distributions                   -0-     (358,786)        -0-    (358,786)
                                  -------    ---------    --------   ---------
Balance, December 31, 1995        100,354    2,188,068    (323,467)  1,964,955

 Issuance of 660 shares to
 officers as compensation          25,152          -0-         -0-      25,152
 Purchase of 2,722.5 shares
 for the Treasury                     -0-          -0-    (102,475)   (102,475)
 Net Income                           -0-    2,447,377         -0-   2,447,377
 Less Distributions                   -0-     (451,453)        -0-    (451,453)
                                  -------    ---------     --------  ---------
Balance, December 31, 1996       $125,506   $4,183,992  $(425,942)  $3,883,556
                                  =======    =========    ========   =========

             The accompanying notes are an integral
               part of these financial statements


                    TCS COMMUNICATIONS, INC.
                     (a Texas S-Corporation)

                     STATEMENT OF CASH FLOWS
                Year ended December 1996 and 1995

                                                        1996        1995
                                                  -----------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income (loss)                                $ 2,447,377 $1,050,234
  Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
 Depreciation and amortization                        558,036    515,256
 Changes in operating assets and liabilities:
 (Increase) in trade receivables                    (313,671)  (761,310)
 (Increase) in prepaid expenses and other assets    (235,587)  (112,571)
 (Increase) Decrease in inventory                         -0-     13,929
 Increase (Decrease) in accounts payable and
  accrued expenses                                  (919,703)    725,792
                                                   ----------  ---------

Net cash provided by operating activities         $ 1,536,452 $1,431,330


CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of equipment-net                        $ (662,909) $ (545,848)
 Increase in notes receivable                       (905,024)        -0-
                                                    ---------  ---------

 Net cash provided by (used in) investing
  activities                                     $(1,567,933) $ (545,848)
                                                  -----------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from, (payments on),
  lines-of-credit                                $   600,000  $ (557,650)
 Proceeds from notes payable and capital leases      483,544     534,073
 Principal payments on long-term debt               (499,963)   (518,578)
 Stockholder distributions                          (451,453)   (358,786)
 Purchase of Treasury Stock                         (102,475)
                                                  -----------  ---------
 Net cash provided by (used in) financing
  activities                                     $    29,653  $(900,941)
                                                  -----------  ---------

NET CASH FLOWS FROM OPERATING, INVESTING AND
 FINANCING ACTIVITIES                            $    (1,828) $( 15,459)


CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR           3,463     18,922
                                                  -----------  ---------

CASH AND CASH EQUIVALENT AT END OF YEAR          $      1,635 $    3,463
                                                  ===========  =========

             The accompanying notes are an integral
               part of these financial statements


                    TCS COMMUNICATIONS, INC.
                     (a Texas S-Corporation)

                  NOTES TO FINANCIAL STATEMENTS

Note 1.   Nature of Business and Significant Accounting Policies

          Nature of business:

          The Company is engaged in the construction of aerial and buried television cable systems throughout the United States. The Company provides full contract services, including aerial and underground coax and/or fiber cable construction (both new build and rebuild), either on a labor-only basis or complete turnkey. The Company also provides engineering support, construction labor and materials, or any combination of services. System maintenance, both construction and technical, as well as CATV and telephone fiber optic cable installation, splicing, and testing currently represents approximately fifty percent (50%) of the current work load.

          Revenue recognition and contract payment terms:

          The financial statements are prepared on the accrual basis using a method of accounting which reflects revenues to-date on contracts in progress.

          The Company's construction contract payment terms are based on either weekly billings of unit-price contracts (e.g. per foot of installed cable), or phased-billing contracts where revenue amounts are not billed until a designated phase of a contract is complete.

          Regardless of whether the contract is a unit-price contract or a phased-billing contract, Company revenues are recognized based on the work that has been completed as of the end of the accounting period. Construction costs are recorded on contracts as they are incurred.

          Receivables:

          Management considers receivables to be fully collectible, accordingly, no allowance for doubtful accounts has been provided. If amounts become uncollectible they are charged to operations in the period in which that determination is made.

          Receivables include amounts retained by customers during performance of the contracts pending satisfactory completion of the contract. The majority of the Company's receivables are from national cable television system owners for construction contracts in locations throughout the United States.

          Equipment and vehicles:

          Equipment is carried at cost less accumulated depreciation. Depreciation and amortization of equipment is computed using straight-line and accelerated methods over the estimated useful lives ranging from three to seven years.

          Amortization expense on equipment under capitalized lease is included with depreciation expense.

          Ordinary maintenance and repairs of equipment are charged to operations when incurred while improvements which significantly increase asset lives or values are capitalized. Upon retirement, sale or other disposition, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in operations.

          Loan fees:

          Costs incurred in obtaining financing are amortized over the seven-year term of the related loan.
          Accumulated amortization at December 31, 1996 and 1995 was $9,747 and $7,497 respectively.

          S-Corporation:

          The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax laws which require the stockholders to separately account for their pro rata shares of the Company's items of income and loss. As a result of this election, no income tax receivable, payable, expense, or benefit is recorded in the accompanying financial statements.

          Off-Balance Sheet Risk and Concentration of Credit
          Risk:

          From time to time, the Company maintains deposits in excess of federally insured limits, which Statement of Financial Accounting Standards No. 105 identifies as a concentration of risk requiring disclosure, regardless of the degree of risks. The risk is managed by maintaining all deposits in high quality financial institutions.

          Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates that affect certain reported amounts and disclosures. These estimates are based on management's knowledge and experience. Accordingly, actual results could differ from these estimates.

Note 2.   Revenue in Excess of Billings

          Certain contracts require completion of a phase of the total project before amounts are billed to the customer. These "phased-billing" contracts reduce the regularity of invoicing (as compared to weekly billed contracts) and also can reduce the retainage held by the customer on large construction jobs.

          Customer approvals are secured regularly by the Company throughout a phase. If for some reason work were stopped before the completion of a phase, under all existing contracts, amounts earned for the portion of the phase completed would then become receivable by the Company.

          Accordingly, for phased-billing contracts, the Company has recognized the revenues related to the costs incurred even though a phase may not yet be completed and the related revenue amount may not be currently billable (nor receivable).

Note 3.   Equipment and Vehicles

          At December 31, 1996, the lives used to compute depreciation for financial reporting purposes, the cost of the depreciable assets by major classes and total accumulated depreciation are as follows:

                                      Useful
                                       life
Asset Description                    (years)            1996
-----------------                    -------            -----

Office furniture, equip. &
 leaseholds                            5-7         $   328,491
Construction equip.                    5-7           2,239,067
Trucks                                 3-5           1,209,144
                                                    ----------
                                                     3,776,702
Less accumulated depreciation                       (2,024,414)
                                                    ----------
                                                   $ 1,752,288
                                                    ==========


Note 4.   Lines-Of-Credit

          The Company maintains a $600,000 line-of-credit which requires monthly interest payments at 9.625%. At
          December 31, 1996, $600,000 was drawn against this line-of-credit. The line-of-credit is secured by stockholder guarantees, accounts receivable and other assets of the Company.

Note 5.   Long-Term Debt

          As of December 31, 1996 and 1995, the Company is liable on the following long-term debt:

     1996      1995
     ----      ----
                         Small Business Administration guaranteed loan, monthly principal and 8.75% current interest (quarterly adjustment to 2.75% over prime rate) payments of $11,174, balance due August 1, 1999, secured by substantially all Company assets and guarantees of stockholders.

     $329,256  $433,639

                         Note payable, former stockholders,
                         9% interest, various principal and
                         interest payments due through December
                         31, 1995, secured by treasury stock.

         -0-   $  1,264

                         Small Business Administration guaranteed loan, monthly principal and 11.75% current interest (quarterly adjustment of 2.75% over prime rate) payments of $7,008, balance due October 6, 2002, secured by substantially all company assets and guarantees of stockholders.

     $342,032  $285,976

                         Equipment Loan Payable
                         $400,000.  Monthly principal and 9.125%
                         current interest payments of $12,766,
                         balance due December 4, 1999, secured by equipment and vehicles.

     $218,047      -0-

                         Note payable, financing
                         company, monthly principal and 9.74%
                         interest payments of $2,672 balance due
                         August 1996, secured by equipment.

       -0-   $  20,615

                         Notes and Capital Leases
                         payable, various payments through 1999,
                         interest rates 10-24%, secured by
                         specific equipment.

     410,720   487,307
     -------   -------
 $1,300,055 $1,228,801
  =========  =========

     Equipment has been acquired by the Company under several capital leases. Future minimum lease payments together with the present value of the net minimum lease payments as of December
31, 1996, are as follows:

     Years ended December 31,
          1997                               $191,113
          1998                                 81,460
          1999                                 45,306
                                             --------
     Future minimum lease payments           $317,879
     Less amount representing interest        (23,552)
                                              -------

     Present value of net minimum lease
     payments                                $294,327
                                             ========

     Future maturities of the above obligations are as follows:

                              Notes      Capital
                             Payable      Leases        Total
                             --------   --------       ------
     Years ended December 31,
              1997          $ 404,585  $ 191,113   $  595,698
              1998            239,199     81,460      320,659
              1999            160,653     45,306      205,959
              2000             67,900        -0-       67,900
              2001             75,758        -0-       75,758
          Future Years         34,081        -0-       34,081
                             --------   --------    ---------
                            $ 982,176  $ 317,879   $1,300,055
                             ========  =========   ==========

Note 6.   Treasury Stock

          During 1996, 2,722.5 shares of Treasury Stock were repurchased. At December 31, 1996 the total number of treasury stock shares were 18,380, at a cost of $425,942.

          Employment Agreements are discussed in Note 9.

Note 7.   Major Customers

          During the year ended December 31, 1996 the Company had revenues from three major customers totaling
          $9,547,889, $4,325,084 and $3,994,235.  At December 31,
          1996, trade receivables of $866,798, $649,677 and
          $954,028 were due from the respective customers.

          During the year ended December 31, 1995 the Company had revenues from three major customers totaling
          $7,109,298, $2,557,852 and $1,873,665.  At December 31,
          1995, trade receivables of $496,899, $899,148 and
          $842,144 were due from the respective customers.

          Because of the nature of the Company's business, the major customers may vary between years.

Note 8.   Operating Leases

          The Company leases office and site facilities pursuant to operating leases which expire within the next year. Additionally, numerous monthly and short-term leases are maintained on warehouses, offices and equipment. Total rent expense incurred on all operating leases totaled $333,760 and $364,403 for the years ended December 31, 1996 and 1995 respectively.

          Future minimum rental payments required by the above referenced noncancelable operating leases totals $69,604, $32,304, $34,272, $17,388 and $-0- for the years ended December 31, 1997, 1998, 1999, 2000 and
          2001 respectively.


Note 9.   Stock and Employment Agreements

          The Company's stockholders have entered into a stock purchase agreement. Under the terms of this agreement, each stockholder has the right of first refusal on the disposition of stock. In addition, upon the death of a stockholder, the survivors or the Company shall purchase the decedent's stock for a prescribed purchase price. The purchase price is redetermined by the stockholders each year. If the stockholders fail to reach an agreement, a valuation by a third party will be binding. The Agreement allows the stock to be purchased with a ten percent cash down payment and the balance over seven years.

          During 1996, under terms of an employment agreement, an officer of the company exercised the right to purchase 660 shares of non-voting stock. The exercise price of the stock was recognized as additional compensation to the officer. No additional, material, stock options are outstanding.

Note 10.  Supplemental Disclosures of Cash Flow Information

          During the years ended December 31, 1996, and 1995, the Company paid interest totaling $90,171 and $88,370, respectively.

Note 11.  Fair Value of Financial Instruments

          The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts due to their short-term nature.


Pro Forma Financial Information


The accompanying pro forma consolidated financial statements of operations presents the results of operations of Arguss and TCS Communications, Inc. as if the acquisition of TCS Communications, Inc. had occurred as of January 1, 1996. The pro forma consolidated balance sheet reflects the pro forma consolidated financial position of the companies as if the acquisition had occurred June 30, 1997. The pro forma information reflects the total non-contingent consideration paid, including the issuance of approximately 1,181,000 shares of Arguss' common stock
(See Item 2. for details.) The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.


         Unaudited Pro Forma Consolidated Balance Sheet
                       As of June 30, 1997

                                   TCS
                    Arguss as   Acquisition    Pro Forma    Consolidated
                     Reported      As        Adjustments     Pro Forma
                       (A)      Reported          (1)

Cash                $1,555,000 $  633,063    (45,000)(2)    $ 2,143,063

Accounts
Receivable, Net      8,010,000  2,286,661                    10,296,661
Inventory, Net       4,977,000                                4,977,000
Other Assets
Current              1,025,000    929,044   1,118,000(3)      3,072,044
                    ----------  ---------   ---------        ----------

Total
Current Assets      15,567,000  3,848,768   1,073,000        20,488,768

Property, Equipment
Other Assets        21,916,000  1,584,130   6,673,000(4)     30,173,130
                    ----------  ---------   ---------        ----------
TOTAL ASSETS       $37,483,000 $5,432,898  $7,746,000       $50,661,898
                    ==========  =========   =========        ==========

Current
Liabilities        $ 9,118,000 $1,158,709    $128,000(5)    $10,404,709

Non-Current
Liabilities          3,883,000    665,800     990,000(6)      5,538,800
                    ----------  ---------   ---------        ----------

TOTAL LIABILITIES   13,001,000  1,824,509   1,118,000        15,943,509
                    ----------  ---------   ---------        ----------

Stockholders'
Equity              24,482,000  3,608,389   6,628,000(7)     34,718,389
                    ----------  ---------   ---------        ----------

TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY             $37,483,000 $5,432,898  $7,746,000       $50,661,898
                    ==========  =========   =========        ==========

Notes to unaudited pro forma combined statement of operations:

(1) Reflects adjustments for the 1997 third quarter acquisition as if it had occurred as of June 30, 1997.
(2)  Reflects the cash element of the Company's other acquisition costs.
(3) Reflects adjustment to ensure net worth complies with contractually required $3.6 million.
(4)  Reflects the estimated goodwill of the acquisition.
(5) Reflects adjustment for current income taxes payable for TCS that was previously a Subchapter S Corporation.
(6) Reflects adjustment for deferred taxes payable for TCS, which was previously a Subchapter S Corporation.
(7)  Reflects the increase in equity for all issuance of shares.
(A)  Reported on Form 10-QSB filed August 8, 1997.

           Unaudited Pro Forma Statement of Operations
                  Year Ended December 31, 1996

                                TCS
                Arguss as   Acquisition    Pro forma   Consolidated
                Reported    As Reported   Adjustments   Pro Forma
                   (A)                        (1)

Net Sales      $30,661,572  $20,113,971               $50,775,543
Cost of Sales   21,719,229   16,181,400                37,900,629
                ----------   ----------                 ---------
Gross Profit     8,942,343    3,932,571                12,874,914

Operating
Expense          5,705,868    1,430,997  333,000  (2)  7,469,865
                ----------   ----------  ---------     ---------
Earnings from
Operations       3,236,475    2,501,574  (333,000)     5,405,049
                ----------   ----------  ---------     ---------
Other Expense,
Net              1,223,359       54,197  (333,000)     1,277,556
                ----------   ----------  ---------     ---------
Income Before
Taxes            2,013,116    2,447,377  (333,000)     4,127,493
Income Tax
Provision        1,080,275                857,000 (3)  1,937,275
                ----------   ----------  ---------     ---------
Net Income     $   932,841  $ 2,447,377(1,190,000)   $ 2,190,218
                ==========   ==========  =========     =========

Weighted
Shares
Outstanding      3,653,592              1,181,000(4)   4,834,592
                ----------              ---------      ---------
Earnings Per
Share                 $.26                                  $.45
                      ====                                  ====

Notes to Unaudited Pro Forma Combined Statement of Operations:

(1) Reflects adjustments for the 1997 third quarter acquisition as if it had taken place on January 1, 1996.
(2) Reflects one-year amortization of $6,673,000 of goodwill over 20 years.
(3) Adjustment for income tax provision at an effected tax rate of approximately 35% for TCS which was a subchapter S Corporation.
(4)  Represents estimated shares issued for acquisition.

(A)  Reported on Form 8-K filed on March 18, 1997.

           Unaudited Pro Forma Statement of Operations
             For the Six Months Ended June 30, 1997

                                 TCS
                 Arguss as   Acquisition   Pro Forma    Consolidated
                  Reported       As       Adjustments    Pro Forma
                   (B)        Reported        (1)


Net Sales       $21,658,000   $6,327,000               $27,985,000

Cost of Sales    14,765,000    5,084,000                19,849,000
                 ----------    ---------                ----------

Gross Profit      6,893,000    1,243,000                 8,136,000
                 ----------    ---------                ----------

Selling General
and
Administration    3,569,000      567,000                 4,136,000

Depreciation        448,000      312,000                   760,000

Engineering and
Development         573,000          -0-                   573,000
                 ----------    ---------                ----------

Income from
Operations        2,303,000      364,000                 2,667,000
                 ----------     --------                ----------

Other Expense
-------------
Goodwill
Amortization        393,000              167,000  (2)      560,000
Net Interest
Expense (Income)    146,000      (3,000)                   143,000
                 ----------    --------- --------        ---------

Income Before
Taxes             1,764,000      367,000 (167,000)       1,964,000

Income Tax
Expense             372,000               128,000 (3)      500,000
                 ----------    --------- --------        ---------

Net Income      $ 1,392,000      367,000 (295,000)     $ 1,464,000
                 ==========    ========= =========       =========
Net Income Per
Share                  $.19                                   $.17
                       ====                                   ====

Weighted
Average Share
Outstanding       7,518,000             1,181,000 (4)    8,698,000
                 ==========             =========        =========

Notes to unaudited pro forma combined statement of operations:

(1) Reflects adjustments for the third quarter acquisition as if it had taken place on January 1, 1997.
(2) Reflects six months amortization of $6,673,000 of goodwill over 20 years.
(3) Reflects pro forma adjustment for income tax at an effective rate of 35% for TCS, which operated as a subchapter S
     Corporation.
(4) Represents estimate of additional shares issued for acquisition.

(B)  Reported on Form 10-QSB filed on August 8, 1997